As filed with the Securities and Exchange Commission on August 10, 2012

Registration No. 333-49908

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATAPSCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1951797
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1301 Merritt Boulevard

Dundalk, Maryland 21222-2194

(410) 285-1010

(Address of Principal Executive Offices)

Patapsco Bancorp, Inc.

2000 Stock Option and Incentive Plan

(Full title of the plan)

Michael J. Dee

President and Chief Executive Officer

Patapsco Bancorp, Inc.

1301 Merritt Boulevard

Dundalk, Maryland 21222-2194

(Name and address of agent for service)

(410) 285-1010

(Telephone number, including area code, of agent for service)

Copies to:

Joel E. Rappoport, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW – Suite 900

Washington, DC 20005

(202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Patapsco Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-49908) filed by the Company on November 14, 2000 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities and plan interests that may be offered or sold under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities previously registered under the Registration Statement that have not been sold or otherwise issued as of the date of this Post-Effective Amendment and remove from registration an indeterminate amount of plan interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dundalk, State of Maryland on this 10th day of August, 2012.

PATAPSCO BANCORP, INC.

By:	/s/ Michael J. Dee
Michael J. Dee
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael J. Dee
Michael J. Dee	President, Chief Executive Officer and Director (principal executive officer)	August 10, 2012

/s/ John M. Wright
John M. Wright	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 10, 2012
/s/ Thomas P. O’Neill
Thomas P. O’Neill	Chairman of the Board	August 10, 2012
/s/ Gary R. Bozel
Gary R. Bozel	Director	August 10, 2012
/s/ Nicole N. Glaeser
Nicole N. Glaeser	Director	August 10, 2012

J. Thomas Hoffman	Director
/s/ William R. Waters
William R. Waters	Director	August 10, 2012